Exhibit 99.1

Castellum, Inc. Announces 2024 Unaudited Financial Results

VIENNA, VA.- February 28, 2025 - Castellum, Inc. (NYSE-American: CTM) (“Castellum” or “the Company”), a cybersecurity, electronic warfare, and software services company focused on the federal government, announces certain unaudited highlights of its operating results for its year ended December 31, 2024.

Revenue for 2024 was $44.8 million, down slightly from $45.2 million in 2023. Operating loss was ($7.2 million) versus ($16.7 million) in 2023, which included $6.9 million of non-cash charges for goodwill impairment.

Management uses a Non-GAAP measure, Adjusted EBITDA, as an important measure of the Company's operating performance. Adjusted EBITDA was $0.8 million for 2024 and excludes non-cash charges, such as stock-based compensation expense of $5.4 million, and depreciation and amortization of $2.2 million, compared to $0.2 million for 2023.  See reconciliation to GAAP in the chart below.

Cash flow provided by operating activities for 2024 was $1.1 million versus ($2.3 million) in 2023.

Total cash as of December 31, 2024, was $12.3 million versus $1.8 million as of December 31, 2023. Debt as of December 31, 2024, was $10.7 million versus $12.4 million as of December 31, 2023.

Castellum's full audited financial results for the year ended December 31, 2024, are expected to be filed on or before March 15, 2025, on Form 10-K, available at www.sec.gov.

"I’m encouraged by the progress we made in 2024, particularly since I assumed the role of CEO this past July," said Glen Ives, President and Chief Executive Officer of the Company. “While we produced solid revenue and gross profit in 2024, 2025 will be our year of growth as new contract wins and continued execution on our existing contracts should lead to strong year-over-year growth in revenue and adjusted EBITDA. Our decreased debt and dramatic increase in cash from our offerings, combined with our recent IDIQ wins have really positioned us well for 2025.”
About Castellum, Inc.:

Castellum, Inc. (NYSE-American: CTM) is a cybersecurity, electronic warfare, and software engineering services company focused on the federal government - http://castellumus.com.

Cautionary Statement Concerning Forward-Looking Statements:

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements represent the Company’s expectations or beliefs concerning future events and can generally be identified by the use of statements that include words such as “estimate,” “project,” “believe,” “anticipate,” “shooting to,” “intend,” “plan,” “foresee,” “likely,” “will,” “would,” “appears,” “goal,” “target” or similar words or phrases. Forward-looking statements include, but are not limited to, statements regarding the Company’s expectations for revenue growth and new customer opportunities, improvements to cost structure, and profitability. Forward-looking statements include, but are not limited to, statements regarding the Company’s expectations for revenue growth and new customer opportunities, including opportunities arising from its contracts with NAVAIR and other customers, improvements to cost structure, and profitability. These forward-looking statements are subject to risks, uncertainties, and other factors, many of which are outside of the Company’s control, that could cause actual results to differ materially from the results expressed or implied in the forward-looking statements, including, among others: the Company’s ability to compete against new and existing competitors; its ability to effectively integrate and grow its acquired companies; its ability to identify additional acquisition targets and close additional acquisitions; the impact on the Company’s revenue due to a delay in the U.S. Congress approving a federal budget, operating under a prolonged continuing resolution, government shutdown, or breach of the debt ceiling, as well as the imposition by the U.S. government of sequestration in the absence of an approved budget; the ability of the U.S. federal government to unilaterally cancel a contract with or without cause, and more specifically, the potential impact of the U.S. DOGE Service Temporary Organization on government spending and terminating contracts for convenience.. For a more detailed description of these and other risk factors, please refer to the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission (“SEC”) which can be viewed at www.sec.gov. All forward-looking statements are inherently uncertain, based on current expectations and assumptions concerning future events or future performance of the Company. Readers are cautioned not to place undue reliance on these forward-looking statements, which are only predictions and speak only as of the date hereof. The Company expressly disclaims any intent or obligation to update any of the forward-looking statements made in this release or in any of its SEC filings except as may be otherwise stated by the Company.
Non-GAAP Financial Measures and Key Performance Metrics

This press release contains Non-GAAP Adjusted EBITDA, which is a Non-GAAP financial measure that is used by management to measure the Company's operating performance. A reconciliation of this measure to the most directly comparable GAAP financial measure is contained herein. To the extent required, statements disclosing this measure's definition, utility, and purpose are also set forth herein.

Definition:

Adjusted EBITDA is a Non-GAAP measure, calculated as the Company’s earnings before (not including expenses related to) interest, taxes, depreciation, and amortization, also adjusted for other non-cash items such as stock-based compensation, and other non-recurring, cash items, such as expenses for a one-time policy change.

Utility and Purpose:

The Company discloses Non-GAAP Adjusted EBITDA because this Non-GAAP measure is used by management to evaluate our business, measure its operating performance, and make strategic decisions. We believe Non-GAAP Adjusted EBITDA is useful for investors and others in understanding and evaluating our operating results in the same manner as its management. However, Non-GAAP Adjusted EBITDA is not a financial measure calculated in accordance with GAAP and should not be considered as a substitute for GAAP operating loss or any other operating performance measure calculated in accordance with GAAP. Using this Non-GAAP measure to analyze our business would have material limitations because the calculations are based on the subjective determination of management regarding the nature and classification of events and circumstances that investors may find significant. In addition, although other companies in our industry may report a measure titled Non-GAAP Adjusted EBITDA, this measure may be calculated differently from how we calculate this Non-GAAP financial measure, which reduces its overall usefulness as a comparative measure. Because of these inherent limitations, you should consider Non-GAAP Adjusted EBITDA alongside other financial performance measures, including net loss and our other financial results presented in accordance with GAAP.

Castellum, Inc.
Reconciliation of unaudited Non-GAAP Adjusted EBITDA to Operating Income/ (Loss)
The Year Ended December 31, 2024, and 2023

	2024	2023
Revenues	$ 44,764,852	$ 45,243,812
Gross Profit	18,266,415	18,675,327
Loss from operations before other income (expense)	(7,244,627)	(16,668,825)

Add back:
Depreciation and amortization	2,220,185	2,528,815

Adjust for non-cash and one-time charges:
Stock based compensation	5,426,985	7,495,759
Goodwill Impairment	-	6,919,094
Change in FV of earnout	-	(92,000)
Non-recurring charges	445,007	-
Total non-cash charges	5,871,992	14,322,853

Non-GAAP Adjusted EBITDA	$ 847,550	$ 182,843

Contact:
Glen Ives
President and Chief Executive Officer
Phone: (703) 752-6157
info@castellumus.com

A photo accompanying this announcement is available at https://www.globenewswire.com/NewsRoom/AttachmentNg/d022e960-9912-4701-8fdb-fcb3ed07050a